UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2026

C2 Blockchain, Inc.

(Exact name of registrant as specified in its charter)

NV	000-56340	87-2645378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12818 SW 8th St, Unit #2008

Miami, FL 33184

(Address of principal executive offices)

888-437-3432

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Unless otherwise indicated or the context otherwise requires, references in this report to “we,” “us,” “our,” “C2 Blockchain,” or the “Company” refer to C2 Blockchain, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On April 23, 2026, C2 Blockchain, Inc. (the “Company”) issued a convertible promissory note (the “Note”) to Labrys Fund II, L.P. (the “Holder”) in the principal amount of $120,000, reflecting a purchase price of $100,000 and an original issue discount of $20,000. The Company received gross proceeds of $100,000 from the issuance of the Note.

The Note bears a one-time interest charge of 10% of the principal amount, equal to $12,000, and matures twelve (12) months from the date of issuance, unless earlier converted, prepaid, or accelerated in accordance with its terms. The Note is unsecured.

The Holder may convert all or any portion of the outstanding principal and accrued amounts under the Note into shares of the Company’s common stock upon the earlier of (i) the Company’s failure to make required amortization payments, (ii) 180 days from the issuance date, or (iii) the registration of the underlying shares. The conversion price is equal to 75% of the lowest closing bid price of the Company’s common stock during the ten (10) trading days immediately preceding the applicable conversion date, subject to customary adjustments.

The Holder is subject to a beneficial ownership limitation of 4.99%, which may be increased to 9.99% upon 61 days’ prior written notice.

The Company is required to reserve a number of shares of common stock equal to the greater of (i) 5,000,000 shares or (ii) four times the number of shares issuable upon full conversion of the Note.

The Note includes customary adjustment provisions for stock splits, dividends, recapitalizations, fundamental transactions, and dilutive issuances, as well as covenants restricting certain corporate actions, including asset sales, dividends, certain financings, and changes in the Company’s business, without the Holder’s consent.

The Company may prepay the Note during the first 180 days following issuance upon three (3) trading days’ prior written notice, subject to the Holder’s right to convert during such notice period.

The Note provides for amortization payments beginning October 23, 2026, with monthly payments thereafter through April 23, 2027, at which time all remaining amounts become due.

The Note contains customary events of default, including, among others, failure to pay amounts due, failure to deliver shares upon conversion, breaches of covenants or representations, insolvency events, failure to comply with Exchange Act reporting requirements, suspension or delisting of the Company’s common stock, and failure to make required amortization payments. Upon an event of default, amounts due under the Note may be accelerated and become payable at 150% of the outstanding balance, and the Holder may exercise additional remedies, including conversion rights.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On April 23, 2026, the Company issued the Note described in Item 1.01 of this Current Report to Labrys Fund II, L.P. for gross proceeds of $100,000.

On April 28, 2026, the Company issued 3,000,000 shares of the Company’s common stock to an accredited investor at a purchase price of $0.01 per share for aggregate gross proceeds of $30,000.

On April 30, 2026, the Company issued 800,000 shares of the Company’s common stock to an accredited investor at a purchase price of $0.01 per share for aggregate gross proceeds of $8,000.

The foregoing securities were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as transactions not involving a public offering.

Each investor represented that it is an accredited investor and acquired the securities for investment purposes. No general solicitation or advertising was used in connection with the offerings. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Convertible Promissory Note, dated April 23, 2026, issued by C2 Blockchain, Inc. to Labrys Fund II, L.P. (including form of Notice of Conversion)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2 Blockchain, Inc.

Dated: May 5, 2026

By: /s/ Levi Jacobson

Levi Jacobson

Chief Executive Officer, President, and Director